April 15, 2025                                Exhibit 23.1

VIA EDGAR TRANSMISSION

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Opinion of Counsel Registration Statement on Form S-1 under the Securities act of 1933 Empower SecureFoundation Group Fixed Deferred Annuity Certificate, File No. to be assigned upon submission
Ladies and Gentlemen:
I hereby consent to the reference to my name under the caption “Legal Matters” in the prospectus, filed as part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Sincerely,

/s/ Mike Knowles
Mike Knowles
Vice President & Assistant General Counsel
Employee Benefits, Insurance and Trust